                                                                     EXHIBIT 4.1

No. 2353920

                             AMARIN CORPORATION PLC





                        PUBLIC COMPANY LIMITED BY SHARES





                          INCORPORATED ON 1 MARCH 1989





                            MEMORANDUM OF ASSOCIATION
                       (AS AMENDED BY SPECIAL RESOLUTIONS
                    PASSED ON 5 SEPTEMBER 1989, 2 APRIL 1990,
                         8 JUNE 1990, 11 FEBRUARY 1992,
                        13 AUGUST 1992, 8 MARCH 1993 AND
                                 25 MARCH 1994.)



                                       AND



                             ARTICLES OF ASSOCIATION
              (ADOPTED BY SPECIAL RESOLUTION PASSED ON 3 JUNE 1997
          AND AMENDED BY SPECIAL RESOLUTION PASSED ON 8 DECEMBER 1999)
                       110 CANNON STREET, LONDON EC4N 6AR

                                                                     EXHIBIT 4.1


                             THE COMPANIES ACT 1985
                             PUBLIC LIMITED COMPANY



                            MEMORANDUM OF ASSOCIATION


                                       OF


                            AMARIN CORPORATION PLC(1)


1.   The Company's name is "AMARIN CORPORATION PLC"(2).

2.   The Company is to be a public company.

3.   The Company's registered office is to be situated in England and Wales.

4.   The Company's objects are:-

     (a) To carry on the business of a holding company in all its branches and to acquire by purchase, lease concession, grant, license or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interest, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist or participate in financial commercial, mercantile, industrial and other transactions, undertakings and businesses of every description and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account and to co-ordinate the policy and administration of any companies of which this company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discount, insurance brokers and agents,

-------------------------
(1) The name of the Company was changed from Lockgen Limited to Ethical Holdings Limited by Special Resolution passed on 5 September 1989, re-registered as a public limited company on 17 March 1993 and changed its name to Amarin Corporation Plc by Special Resolution passed on 8 December 1999.


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                                                                     EXHIBIT 4.1


          mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

     (b) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the business of the Company.

     (c) To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

     (d) To apply for, register, purchase or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimentation upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

     (e) To acquire or undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company or for subsidising or otherwise assisting any such person, firm or company and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell mortgage and deal with any shares, debentures, debenture stock or securities so received.

     (f) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.


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                                                                     EXHIBIT 4.1


     (g) To invest and deal with the moneys of the Company not immediately required in such manner or as may from time to time be determined and to hold or otherwise deal with any investments made.

     (h) To lend and advance money or give credit on any terms and with or without security to any person firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts or indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

     (i) To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security, to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

     (j) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

     (k) To apply for, promote, and obtain any Act of Parliament, order or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

     (l) To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conductive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, decrees, rights, privileges and concessions.


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                                                                     EXHIBIT 4.1


     (m) To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with the dispose of, place and underwrite shares, stocks debentures, debenture stocks, bonds, obligations or securities, issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

     (n) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest to provide secretarial administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any business or operations of or generally with respect of any such company or companies.

     (o) To promote any other company for the purpose of acquiring the whole or any part of the business or property of undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

     (p) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

     (q) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

     (r) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

     (s) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.


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                                                                     EXHIBIT 4.1


     (t) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its directors or employees or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company or of any such subsidiary, holding or fellow subsidiary of the Company or the predecessors in the business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance: and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

     (u) Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.

     (v) To distribute among the Members of the Company in kind any property of the Company or whatever nature.

     (w) To procure the Company to be registered or recognised in any part of the world.

     (x) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise and by or through agents, brokers, sub-contractors or otherwise and either alone or in connection with others.

     (y) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them

     AND so that:-


                                      E-5
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                                                                     EXHIBIT 4.1


     (1) None of the objects set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such object and one of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

     (2) None of the sub-clauses of this clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause and the company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this clause as though each sub-clause contained the objects of a separate Company.

     (3) The word "Company" in this clause except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

     (4) In this clause the expression "the Act" means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5.   The liability of the Members is limited.

6. The Company's authorised share capital is (2) (pound)55,000,000 divided into 50,000,000 ordinary shares of (pound) 1 each and 5,000,000 3 per cent cumulative convertible preference shares of (pound)1 each.

     We, the subscribers to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares opposite our respective names.



     ------------------------------

     (2) Notes

     (a) On incorporation the authorised share capital of the Company was (pound)1,000 divided into 1,000 Ordinary Shares of (pound)1 each.


                                      E-6
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                                                                     EXHIBIT 4.1


     (b) The authorised share capital of the Company was increased to (pound)411,268 by the creation of an additional 18,062 Ordinary Shares of (pound) 1 each, 11,735 "A" Ordinary Shares of (pound)1 each, 375,050 11% Cumulative Redeemable Preference Shares of (pound)1 each and 5,421 8% Convertible Redeemable Preference Shares of (pound)1 each by Special Resolution passed on 5 December 1989.

     (c) The authorised share capital of the Company was increased to (pound)413,618 by the creation of an additional 2,350 Ordinary Shares of (pound) 1 each by Special Resolution passed on 2 April 1990.

     (d) The authorised share capital of the Company was increased to (pound)414,218 by the creation of an additional 600 Ordinary Shares of (pound)1 each by Special Resolution passed on 8 June 1990.

     (e) The authorised share capital of the Company was increased to (pound)420,814 by the creation of an additional 6,596 Ordinary Shares of (pound)1 each by Special Resolution passed on 11 February 1992.

     (f) The authorised share capital of the Company was increased to (pound)425,166 by the creation of an additional 4,352 Ordinary Shares of (pound)1 each by Special Resolution passed on 13 August 1992.

     (g) The authorised share capital of the Company was increased to (pound)1,500,000 by the creation of an additional 1,074,834 Ordinary Shares of (pound)1 each by Special Resolution passed on 8 March 1993.

     (h) With effect from 7 April 1993 each 8% Convertible Redeemable Preference Share and each "A" Ordinary Share was converted into one Ordinary Share of (pound)1 and each Ordinary Share of (pound)1 was converted into 10 Ordinary Shares of 10p each.

     (i) On 8 April 1993 all the outstanding 11% Cumulative Redeemable Preference Shares were redeemed and the share capital available for issue in consequence of such redemption became Ordinary Shares of 10p each.

     (j) The authorised share capital of the Company was increased to (pound)5,000,000 divided into 50,000,000 Ordinary Shares of 10p each by Special Resolution passed on 25 March 1994.

     (k) The authorised share capital of the Company was increased to (pound)55,000,000 divided into 500,000,000 ordinary shares of 10p each and 5,000,000 3 per cent. cumulative convertible preference shares of (pound)1 each by Special Resolution passed 8 December 1999.

     (l) The 500,000,000 ordinary shares of 10 pence of the Company were consolidated and divided into 50,000,000 ordinary shares of (pound)1 each by Ordinary Resolution passed 19 July 2002.



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                                                                     EXHIBIT 4.1


                             THE COMPANIES ACT 1985








                        PUBLIC COMPANY LIMITED BY SHARES










                             ARTICLES OF ASSOCIATION


            (Adopted by Special Resolution passed on 3 June 1997 and amended by Special Resolution passed on 8 December 1999)


                                     - of -


                            AMARIN CORPORATION PLC(3)


                          (Incorporated 1st March 1989)





--------------------------
(3) Name changed from Ethical Holdings Plc by Special Resolution passed on 8 December 1999


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                                                                     EXHIBIT 4.1



                             THE COMPANIES ACT 1985





                        PUBLIC COMPANY LIMITED BY SHARES



                             ARTICLES OF ASSOCIATION


                                     - of -


                            AMARIN CORPORATION PLC(4)


             (Adopted by a Special Resolution passed on 3 June 1997)


PRELIMINARY

1. The regulations in Table A set out in the Companies Table (A-F) Regulations 1985 shall not apply to the Company.

INTERPRETATION

2. In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column.


-----------------------
(4) Name changed from Ethical Holdings Plc by Special Resolution passed on 8 December 1999


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                                                                     EXHIBIT 4.1


MEANINGS

"Acts" The 1985 Act and every other statute for the time being in force concerning companies and affecting the Company.

"these Articles"        These Articles of Association in their present form or
                        as from time to time altered.

"Auditors"              The auditors of the Company from time to time.

"Board" The Board of Directors of the Company or the Directors present at a Meeting of the Directors at which a quorum is present.

"clear days"            In relation to the period of a notice that period
                        excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

"debenture"             shall include debenture stock and "debenture holder"
                        debenture stockholder respectively.

"Executive Director"    A Managing Director, Joint Managing Director, or
                        Assistant Managing Director of the Company or a Director who is the holder of any other employment or executive office with the Company.

"Member"                A Member of the Company.

"1985 Act"              The Companies Act 1985 including any statutory
                        modification or re-enactment thereof for the time being in force.

"Office" The registered office for the time being and from time to time of the Company.

"Ordinary Shares"       Ordinary shares of (pound)1 each in the capital of the
                        Company.

"paid up"               Paid up or credited as paid up.

"Register"              The Register of members of the Company.

"Regulations"           The Uncertificated Securities Regulations 1995 (SI 1995
                        No 95/3272) including any modification thereof or any regulations in substitution

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                                                                     EXHIBIT 4.1


                        therefor made under Section 207 of the Companies Act 1989 and for the time being in force.

"Seal" The common seal (if any) of the Company or any official seal that the Company may be permitted to have under the Acts.

"Secretary"             Includes a temporary or assistant Secretary and any
                        person appointed by the Board to perform any of the duties of the Secretary.

"Stock Exchange"        London Stock Exchange Limited.



References in these Articles to writing include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form.

Reference in these Articles to a share (or a holding of shares) being in uncertificated form or in certificated form shall be references respectively to that share being an uncertificated unit of a security or a certificated unit of security.

A dematerialised instruction shall be properly authenticated if it complies with the specifications referred to in paragraph 5(b) of Schedule 1 to the Regulations.

Words denoting the singular number shall include the plural number and vice versa; words denoting the masculine gender shall include the feminine gender; words denoting persons shall include corporations.

References to any statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force.

Save as aforesaid words and expressions defined in the Acts or the Regulations will bear the same meaning in these Articles if not inconsistent with the subject in the context.

Where, for any purpose, an ordinary resolution of the Company is required a special or extraordinary resolution shall also be effective, and where an extraordinary resolution is required a special resolution shall also be effective.

BUSINESS

3. Any branch or kind of business which by the Memorandum of Association of the Company, or these Articles, is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Company at such a time as the Board shall consider appropriate, and, further, may be suffered by them to be in

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                                                                     EXHIBIT 4.1


     abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with such branch or kind of business.

SHARE CAPITAL(5)

4. The share capital of the Company at the date of adoption of this article is (pound)55,000,000 divided into 50,000,000 Ordinary Shares and 5,000,000 3 per cent cumulative convertible preference shares of (pound)1 each. The rights and restrictions attaching to the said preference shares are set out in the appendix forming part of these Articles.

ALTERATION OF CAPITAL

5. Subject to the special rights of the holders of any particular class in the capital of the Company, the Company may from time to time by ordinary resolution:

     (a) increase its capital by such sum, to be divided into shares of such amounts, as the resolution prescribes;

     (b) consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

     (c) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled;

     (d) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the Acts), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares.

6. The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under Article 5(b) and in particular may issue fractional certificates or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser. Such


----------------------
(5) Article 4 adopted in substitution of former Article 4 by Special Resolution passed on 8 December 1999

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                                                                     EXHIBIT 4.1


     purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by an irregularity or invalidity in the proceedings relating to the sale.

7. The Company may from time to time by special resolution subject to any confirmation or consent required by law, reduce its authorised and issued share capital or any capital redemption reserve fund or any share premium account in any manner.

     SHARE RIGHTS

8. Subject to any special rights conferred on the holders of any shares or class of shares and the Acts, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions as the Company may by ordinary resolution determine. The Company shall, if required in accordance with section 128 of the 1985 Act, within one month after allotting shares deliver to the Registrar of Companies a statement in the prescribed form containing particulars of special rights.

9. Subject to the Acts, any shares may, with the sanction of a special resolution, be issued on terms that they are, or at the option of the Company are liable, to be redeemed. The terms and manner of redemption will be provided for by alteration of these Articles.

10. Subject to the Acts, the Company may purchase in any manner the Board considers appropriate any of its own shares of any class (including redeemable shares) at any price and any shares to be so purchased may be selected by the Board in any manner whatever Provided that if there are in issue any securities of the Company which are listed on the Official List of the Stock Exchange and are convertible into equity share capital of the class proposed to be purchased the Company shall not exercise such powers without the sanction of an extraordinary resolution passed at a separate meeting of the holders of each class of such securities unless the terms of issue of such securities include provisions permitting the Company to make such purchases.

11. Save as expressly permitted by sections 151 to 154 of the 1985 Act the Company shall not give financial assistance, whether directly or indirectly, for the purposes of the acquisition of any shares in the Company or its holding company (if any) or for reducing or discharging any liability incurred for the purpose of any such acquisition.

MODIFICATION OF RIGHTS

12. Subject to the Acts and the special rights attaching to any class of shares, all or any of the special rights for the time being attached to any class of shares may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of

                                                                     EXHIBIT 4.1


     that class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall, mutatis mutandis, apply, but so that:

     (a) the necessary quorum (other than at an adjourned meeting) shall be two or more persons holding or representing by proxy not less than one-third of the issued shares of the class and at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum and for the purposes of these Article(s) one holder present in person or by proxy may constitute a meeting;

     (b) every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

     (c) any holder of shares of the class present in person or by proxy may demand a poll.

13. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith but in no respect in priority thereto or by any reduction of the capital paid up thereon or by any purchase by the Company of its own shares.

SHARES

14. Any share may be issued in certificated or uncertificated form and converted from certificated form into uncertificated form and vice versa in accordance with the Acts or any subordinated legislation made from time to time under the Acts and the Directors shall have power to implement any arrangements they think fit in respect of shares in certificated form or uncertificated form and for the conversion of shares in certificated into uncertificated form and vice versa which accord with the Acts or such subordinate legislation.

15. The Directors with respect to fully paid up shares may issue warrants (hereinafter called "share warrants") stating that the bearer is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants. The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued and upon which a new share warrant or coupon shall be issued in the place of one worn out defaced or destroyed but no new share warrant or coupon shall be issued to replace one that has been lost unless it is proved to have been destroyed. The Directors may also determine and from time to time vary the conditions upon which the bearer of a share warrant

                                                                     EXHIBIT 4.1


     shall be entitled to receive notices of and attend and vote at general meetings or to join in requisitioning general meetings and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these Articles the bearer of a share warrant shall be a member to the full extent. The holder of a share warrant shall hold such warrant subject to the conditions for the time being in force with regard to share warrants whether made before or after the issue of such warrant.

16. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Acts. Subject to the Acts, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

17. Unless ordered by a Court of competent jurisdiction or required by law, no person will be recognised by the Company as holding any share upon any trust and the Company will not be bound by or required in any way to recognise (even when having notice thereof) any interest in any share in or (except only as otherwise provided by these Articles or by law) any right in respect of any share except an absolute right to the entirety thereof in the registered holder.

18. Subject to the Acts and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES AND TITLE TO SHARES

19. Title to any shares may be evidenced otherwise than by a definitive share certificate in accordance with the Acts, the Regulations or any other subordinate legislation made from time to time under the Statutes and the Directors shall have power to implement such arrangements as they think fit for the evidencing of title to shares subject to compliance with the Acts, the Regulations and such other subordinate legislation. The Company shall enter on the Register, in respect of all shares registered in the name of each holder, the number of such shares which are in certificated form and uncertificated form respectively.

20. Every person whose name is entered as a holder of any shares of any class in certificated form in the Register is entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint

                                                                     EXHIBIT 4.1


     holders shall be sufficient delivery to all. A member who has transferred part of the shares is entitled to a certificate for the balance without charge.

21.  Every certificate will be:

     (a) issued (in the case of an issue of shares) within one month (or such longer period as the terms of the issue provide) after allotment or (in the case of a transfer of fully paid certificated shares) within five business days after lodgment of a transfer with the Company, not being a transfer which the Company is for the time being entitled to refuse to register and does not register; and

     (b) under the Seal or in such other manner as the Board may approve and will specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificate by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

22. If a share certificate is worn out, defaced, lost or destroyed it shall be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in the case of defaced or worn out certificates, on delivery of the old certificate to the Company.

LIEN

23. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable in respect of such share. The Company's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

24. Subject to these Articles the Company may sell, in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of the intention to sell in default, has been served on the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

                                                                     EXHIBIT 4.1


25. The net proceeds of sale shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

CALLS ON SHARES

26. Subject to these Articles and to the terms of allotment the Board may make calls upon the Members in respect of any money unpaid on their shares (whether in respect of nominal amount or premium), and each Member shall (subject to being given at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by such notice the amount called on his shares. A call may be postponed or revoked in whole or in part as the Board determines.

27. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

28. A person upon whom a call is made will remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

29. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom it is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15 percent per annum) as the Board may agree to accept together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board may waive payment of such interest and expenses wholly or in part.

30. Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

31. Subject to the terms of allotment, on the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                                                                     EXHIBIT 4.1


32. The Board may receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate, which (unless the Company by Ordinary Resolution otherwise directs) shall not exceed twelve percent per annum, as the Member paying such sum and the Board agree.

FORFEITURE OF SHARES

33. If a call or any instalment of a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen clear days notice:

     (a) requiring payment of the amount unpaid together with any interest which may have accrued;

     (b)  stating a place at which payment is to be made; and

     (c) stating that if the notice is not complied with the shares on which the call was made will be liable to be forfeited.

     If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends before the forfeiture declared but not actually paid on the forfeited shares.

34. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such notice.

35. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, reference in these Articles to forfeiture will include surrender.

36. Until cancelled in accordance with the requirements of the Acts, a forfeited share will be the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

37. A person whose share has been forfeited shall cease to be a Member in respect of it but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of his share, with

                                                                     EXHIBIT 4.1


     interest thereon from the date of forfeiture until payment at such rate (not exceeding fifteen per cent per annum) as the Board determines. The Board may enforce payment without any allowance for the value of the forfeited share.

38. A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, or disposal of the share.

TRANSFER OF SHARES

39. Shares in uncertificated form may be transferred otherwise than by a written instrument in accordance with the Acts the Regulations or any other subordinate legislation made from time to time under the Acts and the Directors shall have power to implement such arrangements as they see fit for the transfer of such shares in compliance with the Acts the Regulations or such other subordinate legislation.

40. Subject to these Articles, any Member may transfer all or any of his shares which are in certificated form by an instrument of transfer in any usual form or in any other form approved by the Board.

41. The instrument of transfer shall be executed by or on behalf of the transferor and, in the case of a partly paid share, by the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof.

42. The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register:

     (a) a transfer of any shares which are not fully paid shares, provided only that dealings in such shares are not prevented from taking place on an open and proper basis;

     (b)  a transfer of a share on which the Company has a lien;

     (c)  a transfer in favour of more than four persons jointly;

     (d)  a transfer which relates to shares of more than one class;

                                                                     EXHIBIT 4.1


     (e) a transfer which is not duly stamped, lodged at the Office, or at such other place as the Board may from time to time determine and accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

43. If the Board refuses to register a transfer of a share, it shall within two months after the date on which the transfer was lodged with the Company, or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction was received, send to the transferee notice of the refusal, as required by section 183(5) of the 1985 Act and the Regulations.

44. Subject to section 358 of the 1985 Act, the registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Board may determine in its absolute discretion.

45. No fee shall be charged for the registration of any transfer or other document or instruction relating to or affecting the title to any share, or for otherwise making any entry in the Register relating to any share.

46. All registered transfers will be retained by the Company, but all others shall (except in any case of fraud) be returned to the person depositing them.

TRANSMISSION OF SHARES

47. If a Member dies, the survivor or survivors, where the deceased was a joint holder, and his personal representatives, where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of any deceased member from any liability in respect of any share which had been jointly held by him.

48. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall notify the Company to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person.

49. A person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but he shall not be entitled in respect of that share to receive notices of or to attend or vote at meetings of the Company or, save as aforesaid, to exercise in respect of any share any of the rights or privileges of a

                                                                     EXHIBIT 4.1


     Member until he shall have become a Member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

UNTRACED MEMBERS

50. The Company may sell at the best price reasonably obtainable the certificated shares of a Member or the shares to which a person is entitled by means of transmission if and provided that:

     (a) during a period of twelve years all warrants and cheques sent by the Company through the post in a prepaid letter addressed to the Member at his registered address or to the person so entitled at the address shown in the Register as his address have remained uncashed; and

     (b) during such period of twelve years the Company has declared and paid at least three dividends to the Members in accordance with their rights and interests; and

     (c) the Company shall, at the end of such period of twelve years, advertise both in a leading national daily newspaper published in London and in a newspaper circulating in the area of the said address, giving notice of its intention to sell the said shares;

     (d) during such period of twelve years and the period of three months following such advertisements the Company has had indication that such Member or person cannot be traced; and

     (e) the Company has first given notice in writing to the Quotations Department of the Stock Exchange of its intention to sell such shares.

     To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such shares or any of them and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares. A statutory declaration in writing to the effect that the declarant is a Director or Secretary of the Company and that a share has been duly sold on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company shall account to the Member or other person entitled to such shares for the net proceeds of such sale and shall be deemed to be his debtor, and not a trustee for him in respect of the same. Any moneys not accounted for to the Member or other person

                                                                     EXHIBIT 4.1


     entitled to such shares shall be carried to a separate account and shall be a permanent debt of the Company. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the Board may from time to time determine.

DISCLOSURE OF INTERESTS IN SHARES

51. Where any registered holder of any shares in the Company or any named person in respect of any shares in the Company fails to comply within fourteen days after service thereof with any notice (in this Article called a "statutory notice") given by the Company under section 212 of the 1985 Act requiring him to give particulars of any interest in any such shares, the Company may give the registered holder of such shares a notice (in this Article called a "disenfranchisement notice") stating or to the effect that such shares shall from the service of such disenfranchisement notice be subject to some or all of the following restrictions:

     (a) that such shares shall confer on such registered holder no right to attend or vote at any general meeting of the Company or at any separate general meeting of the holders of the shares of that class until the statutory notice has been complied with and such shares shall confer no right to attend or vote accordingly;

     (b) that the Directors may withhold payment of all or any part of any dividend (including shares issued in lieu of dividend) on such shares; and

     (c) that the Directors may decline to register a transfer of such shares or any of them unless such transfer is pursuant to an arm's length sale of the entire interest in such shares being a sale on a recognised investment exchange or on acceptance of a takeover offer or pursuant to any other sale which is in the reasonable opinion of the Directors at arm's length;

     Provided that where such shares comprise less than 0.25% of the shares of any relevant class in issue at the date of the disenfranchisement notice such notice shall only impose the restrictions set out in paragraph (a) above.

     For the purposes of this Article a "named person" means a person named as having an interest in the shares concerned in any response to any statutory notice served on the registered holder or on a person previously so named. A disenfranchisement notice may be cancelled by the Board at any time.

52. A disenfranchisement notice served pursuant to Article 51 shall cease to apply to any shares subject to such notice on the expiry of seven days from the earlier of:

                                                                     EXHIBIT 4.1


     (a) receipt by the Company of notice that such shares have been sold to a third party pursuant to an arm's length sale as specified in Article 51(c); and

     (b) due compliance, to the satisfaction of the Company, with the statutory notice given in respect of such shares.

53. Any new shares issued in right of shares the subject of a disenfranchisement notice shall also be subject to such notice.

GENERAL MEETINGS

54. Each general meeting, other than an Annual General Meeting, will be called an Extraordinary General Meeting.

55. The Board may call General Meetings and, on the requisition of Members pursuant to the provisions of the Acts, shall forthwith proceed to convene an Extraordinary General Meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient Directors to form a quorum, any Director or any two Members may call an Extraordinary General Meeting.

NOTICE OF GENERAL MEETINGS

56. An Annual General Meeting and an Extraordinary General Meeting called for the passing of a Special Resolution shall be called on not less than twenty-one clear days' notice in writing. All other Extraordinary General Meetings may be called by not less than fourteen clear days' notice in writing but a General Meeting may be called by shorter notice if it is so agreed:

     (a) in the case of a meeting called as an Annual General Meeting by all the Members entitled to attend and vote thereat; and

     (b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the Meeting, being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

     The notice shall specify the time and place of meeting, and the general nature of the business to be transacted. The notice convening an Annual General Meeting shall specify the Meeting as such. Notice of every general meeting shall be given to all Members other than such as, under the provisions of these Articles, or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company, and to all persons entitled to a share in consequence of the death or bankruptcy of a Member and to the Directors and the auditors.

                                                                     EXHIBIT 4.1


57. The accidental omission to give notice of a Meeting or (in cases where instruments of proxy are sent out with the notice) to send such instrument of proxy to, or the non-receipt of such notice or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that Meeting.

PROCEEDINGS AT GENERAL MEETINGS

58. No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman which shall not be treated as part of the business of the Meeting. Save as provided in relation to an adjourned meeting, two Members entitled to vote at the meeting and present in person or by proxy or in the case of a corporation represented by a duly authorised officer shall be a quorum for all purposes.

59. If, within thirty minutes (or such longer time not exceeding one hour as the Chairman of the Meeting may determine to wait), after the time appointed for the Meeting a quorum is not present, the Meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If, at the adjourned meeting, a quorum is not present within fifteen minutes from the time appointed for the Meeting one person entitled to be counted in a quorum present at the Meeting shall be a quorum.

60. Notwithstanding that he is not a Member, each Director may attend and speak at any General Meeting and at any separate Meeting of the holders of any class of shares in the Company.

61. The Chairman (if any) of the Board or, in his absence, a deputy Chairman (if any) shall preside as Chairman at every General Meeting. If there is no such Chairman or deputy Chairman or, if at any Meeting neither the Chairman nor a deputy Chairman is present within fifteen minutes after the time appointed for holding the Meeting, or if neither of them is willing to act as Chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman.

62. The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting), adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might lawfully have been transacted at the Meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice of the adjourned meeting shall be given specifying the

                                                                     EXHIBIT 4.1


     time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise, it shall be unnecessary to give notice of an adjournment.

63. In the case of any general meeting the Directors may, notwithstanding the specification in the notice of the place of the general meeting (the "principal place") at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by Members and proxies entitled to attend the general meeting but excluded from the principal place under the provisions of this Article.

     (a) Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at places other than the principal place provided that they shall operate so that any Member and proxy excluded from attendance at the principal place is entitled to attend at one of the other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place.

     (b) The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any Member or proxy to attend a general meeting at the principal place shall be the subject to such arrangements as may be for the time being in force whether stated in the notice convening the meeting to apply to that meeting or notified to the Members concerned subsequent to the notice convening the meeting.

64. The Directors may direct that Members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to such general meeting to any Member or proxy who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

65. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the Chairman of the Meeting, the proceedings on the substantive resolutions shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment

                                                                     EXHIBIT 4.1


     thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

66. Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, on a show of hands every Member present in person shall have one vote and on a poll every Member present in person or by proxy shall have one vote for every share of which he is the holder. A resolution put to the vote of a Meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

     (a)  by the Chairman; or

     (b)  by at least two Members entitled to vote at the

          Meeting; or

     (c) by a Member or Members representing not less than one-tenth of the total voting rights of all Members having the right to vote at the Meeting; or

     (d) by a Member or Members holding shares conferring a right to vote at the Meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right; and a demand by a person as proxy for a Member shall be the same as a demand by a Member.

67. Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

68. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the Meeting at which the poll was demanded.

69. A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than thirty days' after the date of the demand) and place as the Chairman directs. It shall not be necessary (unless the Chairman otherwise directs) for notice to be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the Meeting at which it is

                                                                     EXHIBIT 4.1


     demanded. In any other case at least seven days notice shall be given specifying the time and place at which the poll is to be taken.

70. The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded and, with the consent of the Chairman, it may be withdrawn at any time before the close of the Meeting or the taking of the poll, whichever is the earliest.

71.  On a poll votes may be given either personally or by proxy.

72. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

73. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of such meeting shall be entitled to a casting vote in addition to any other vote he may have.

74. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

75. A Member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy and may otherwise act and be treated as such Member for the purposes of general meetings.

76. No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

77.  If:

     (a)  any objection shall be raised to the qualification of any voter; or

     (b) any votes have been counted which ought not to have been counted or which might have been rejected; or

     (c)  any votes are not counted which ought to have been counted

                                                                     EXHIBIT 4.1


     the objection or error shall not vitiate the decision of the Meeting or adjourned Meeting on any resolution unless the same is raised or pointed out at the Meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the Meeting and only vitiate the decision of the Meeting on any resolution if the Chairman decides that the same may have affected the decision of the Meeting. The decision of the Chairman on such matters shall be final and conclusive.

PROXIES

78. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

79.  A proxy need not be a Member.

80. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the Office (or at such other place in the United Kingdom as may be specified in the notice convening the Meeting or in any notice of any adjourned Meeting at which the person named in the instrument proposed to vote or, in either case, in any document sent therewith) not less than forty-eight hours before the time appointed for holding the Meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll, or where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, at the Meeting at which the poll was demanded, and in default the instrument of proxy shall not be treated as valid but the Directors may waive compliance with this provision at their discretion. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution except at an adjourned meeting or a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within twelve months from such date.

81. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any Meeting forms of instrument of proxy for use at the Meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the Meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates.

82. A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or

                                                                     EXHIBIT 4.1


     revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office (or such other place in the United Kingdom as may be specified for the delivery of instruments of proxy in the notice convening the Meeting or other document sent therewith) one hour at least before the commencement of the Meeting or adjourned Meeting, or the taking of the poll, at which the instrument of proxy is used.

NUMBER OF DIRECTORS

83. Unless and until otherwise determined by Ordinary Resolution, the number of Directors (other than alternate directors) will not be less than two nor more than fifteen in number.

APPOINTMENT AND RETIREMENT OF DIRECTORS

84.  A Director will not require a share qualification.

85. Subject to these Articles, the Company may by Ordinary Resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.

86. Without prejudice to the power of the Company in General Meeting in pursuant of any of these Articles to appoint any person to be a Director, the Board may at any time and from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following Annual General Meeting and shall then be eligible for re-election, but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

87. The Company may by Special Resolution, or by Ordinary Resolution of which special notice has been given in accordance with the Acts, remove any Director before the expiration of his period of office and may (subject to these Articles) by Ordinary Resolution appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected as a Director.

88. No person other than a Director retiring at the Meeting shall, unless recommended by the Board, be eligible for election to the office of Director at any General Meeting unless, not less than seven and not more than forty-two clear days before the day

                                                                     EXHIBIT 4.1


     appointed for the Meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the Meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

DISQUALIFICATION OF DIRECTORS

89.  The office of a Director shall be vacated if:

     (a) he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

     (b)  he is, or may be, suffering from mental disorder and either:

          (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

          (ii) an order is made by a Court having jurisdiction (in the United Kingdom or elsewhere) in the matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

     (c) without leave, he is absent from meetings of the Board (whether or not an alternate Director appointed by him attends) for six consecutive months, and the Board resolves that his office be vacated; or

     (d) he becomes bankrupt or makes any arrangement or composition with his creditors; or

     (e)  he is prohibited by law from being a Director; or

     (f) if, when there are at least three Directors, he shall be requested in writing by not less than three quarters of his co-Directors, or, if their number is not a multiple of four, then the number nearest to but not less than three quarters, to resign;

     (g) he ceases to be a Director by virtue of the Acts or is removed from office pursuant to these Articles.

                                                                     EXHIBIT 4.1


90. No person shall be disqualified from being appointed a Director and no Director shall be required to vacate that office by reason only of the fact that he has attained the age of seventy years or any other age, nor shall it be necessary to give special notice under the Acts or any resolution appointing, re-appointing or approving the appointment of a Director by reason of his age, but where the Board convenes any General Meeting of the Company at which (to the knowledge of the Board) a Director will be proposed for election or re-election who has at the date of such Meeting attained the age of seventy years, the Board shall give notice of his having attained such age in the notice convening the Meeting or in any document sent therewith, but the accidental omission to give such notice shall not invalidate any proceedings at that meeting or any election or re-election of such Director thereat.

ROTATION OF DIRECTORS

91. At every Annual General Meeting one-third of the Directors for the time being or, if their number is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office. A Director retiring at a Meeting shall retain office until the close of the Meeting.

92. The Directors to retire on each occasion include, so far as necessary to obtain the number required, any Director who wishes to retire and not offer himself for re-election and any further Directors to retire shall be those who have been longest in office since their last election. As between persons who became or were re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the Annual General Meeting, and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after the date of such notice but before the close of the Meeting.

93.      A retiring Director shall be eligible for re-election.

94. Subject to these Articles, the Company at the Meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected unless at such Meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the Meeting and lost.

EXECUTIVE DIRECTORS

95. The Board may from time to time appoint one or more of its body to be a Managing Director, Joint Managing Director or Assistant Managing Director or to hold any other

                                                                     EXHIBIT 4.1


         employment or executive office with the Company for such period (subject to the Acts) and upon such terms as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company, or the Company may have against such Director, for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

96. Any Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board or, where there is a committee constituted for the purpose, such committee, may determine, and either in addition to or in lieu of his remuneration as a Director.

ALTERNATE DIRECTORS

97. Any Director (other than an Alternate Director) may appoint any person to be his Alternate Director and may at his discretion remove such Alternate Director. If such Alternate Director is not another Director, such appointment unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an Alternate Director shall be effected by notice in writing signed by the appointor and delivered to the Office or tendered at a Meeting of the Board. An Alternate Director shall, if his appointor so requests, be entitled to receive notices of Meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such Meeting at which the Director appointing him is not personally present and generally at such Meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director for the purposes of the proceedings at such Meeting the provisions of these Articles shall apply as if he were a Director.

98. Every person acting as an Alternate Director shall (except as regards power to appoint an Alternate Director and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but shall not be entitled to receive from the Company any fee in his capacity as Alternate Director.

99. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as Alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a

                                                                     EXHIBIT 4.1


         committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

100. An Alternate Director shall ipso facto cease to be an Alternate Director if his appointor ceases for any reason to be a Director provided that, if at any Meeting any Director retires by rotation or otherwise but is re-elected at the same Meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

DIRECTORS' FEES AND EXPENSES

101. Each of the Directors will be paid a fee at such rate as may from time to time be determined by the Board provided that the aggregate of all such fees so paid to Directors (excluding amounts payable under any other Article) will not exceed (pound)200,000 per annum, or such higher amount as may from time to time be determined by Ordinary Resolution of the Company.

102. Each Director may be paid all travelling, hotel and incidental expenses properly incurred by him in attending Meetings of the Board or committees of the Board or General Meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board goes beyond the ordinary duties of a Director may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

DIRECTORS' INTERESTS

103.     A Director may:

         (a) hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and subject to section 319 of the 1985 Act upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

         (b) act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

                                                                     EXHIBIT 4.1


         (c) be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a Director or officer of or from his interests in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be Directors or Officers of such other company, or voting or providing for the payment of remuneration to the Directors or Officers or such other company.

104. A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

105. Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns one per cent or more.

106. Subject to the Acts and to Article 107 no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

107. A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the Meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first Meeting of the Board after he

                                                                     EXHIBIT 4.1

         knows that he is or has become so interested. For the purposes of this Article a general notice to the Board by a Director to the effect that:

         (a) he is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

         (b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a Meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board Meeting after it is given.

108. Save as otherwise provided by these Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract or arrangement in which he is to his knowledge materially interested, and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters, namely:

         (a) any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or any other person or obligations undertaken by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

         (b) any contract or arrangement for the giving by the Company or any of its subsidiary undertakings of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings which the Director has himself guaranteed or secured in whole or in part;

         (c) any contract or arrangement by a Director to subscribe for shares, debentures or other securities of the Company or any of its subsidiary undertakings issued or to be issued pursuant to any offer or invitation to Members or debenture holders of the Company or any of its subsidiary undertakings or any class thereof, or to underwrite or sub-underwrite any shares, debentures or other securities of the Company or any of its subsidiary undertakings;

         (d) any contract or arrangement in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

                                                                     EXHIBIT 4.1

         (e) any contract or arrangement concerning any other company (not being a company in which the Director owns one per cent or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

         (f) any proposal concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

         (g) any arrangement for the benefit of employees of the Company or of any of its subsidiary undertakings under which the Director benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom such arrangement relates;

         (h) insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

109.     For the purposes of Articles 103 to 108 inclusive:

         (a) a company shall be deemed a company in which a Director owns one per cent or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in or he and any person with whom he is connected within section 346 of the 1985 Act hold an interest (as such term is used in sections 198 to 211 of the 1985 Act) in one per cent or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this Article there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, and shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder;

         (b) where a company in which a Director holds one per cent or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction;

         (c) if any question shall arise at any Meeting of the Board as to the materiality of the interest of a Director (other than the Chairman of the Meeting) or as to the

                                                                     EXHIBIT 4.1


              entitlement of any Director (other than such Chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman of the Meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the Chairman of the Meeting, such question shall be decided by a resolution of the Board (for which purpose such Chairman shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman as known to such Chairman has not been fairly disclosed to the Board.

GENERAL POWERS OF THE DIRECTORS

110. The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Acts or these Articles required to be exercised by the Company in General Meeting, subject nevertheless to the provisions of the Acts and of these Articles and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in General Meeting, but no regulations made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

111. The Board may establish local boards or agencies for managing any of the affairs of the Company either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent, any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

112. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers,

                                                                     EXHIBIT 4.1


         authorities or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may revoke or vary the appointment but no person dealing in good faith with the Company and without notice of the revocation or variation shall be affected by it.

113. The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

114. Subject to the Acts, the Company may keep an overseas or local register in any place, and the Board may make and vary such regulations as it determines respecting the keeping of any such register.

115. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

PENSIONS

116. On behalf of the Company the Board may exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any Director of former Director or the relations, connections or dependants of any Director or former Director provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a Director or former Director who has not been an Executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of such a Director of former Director without the approval of an Ordinary Resolution of the Company. A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

117. The Board may by resolution exercise any power conferred by the Acts to make provision for the benefit of persons employed by the Company or any of its

                                                                     EXHIBIT 4.1


         subsidiaries in connection with the cessation or the transfer to any person of the whole or any part of the undertaking of the Company or that subsidiary.

BORROWING POWERS

118. (a) The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Acts, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

     (b) Whilst any securities of the Company are admitted to the Official List of the Stock Exchange the Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company at general meetings of its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all monies borrowed by the Group (which expression means the Company and its subsidiary undertakings for the time being) shall not (excluding intra-Group borrowings) at any time without the previous sanction of an Ordinary Resolution of the Company exceed a sum equal to three (3) times the adjusted total of capital and reserves.

     (c) For the purpose of this Article:-

              (i) The following shall (unless otherwise taken into account) be deemed to constitute monies borrowed:-

                     (A) the principal amount outstanding in respect of any debenture notwithstanding that the same may have been issued in whole or in part for a consideration other than cash;

                     (B) principal amount outstanding in respect of any debenture of any member of the Group which is not beneficially owned within the Group;

                     (C) principal amount outstanding under any bill accepted by any member of the Group and not beneficially owned within the Group or under any acceptance credit opened on behalf of or in favour of any member of the Group other than by another member of the Group (not being an amount outstanding in

                                                                     EXHIBIT 4.1


                          respect of the purchase of goods in the ordinary course of trading);

                     (D) nominal amount of the issued and paid-up preference share capital of any subsidiary undertaking of the Company not beneficially owned within the Group;

                     (E) nominal amount of any issued share capital and the principal amount of any monies borrowed (not being issued share capital or monies borrowed beneficially owned within the Group) the redemption or repayment whereof is guaranteed or secured by the Company or by any of its subsidiary undertakings; and

                     (F) fixed or minimum premium payable on final redemption or repayment of any debentures or other monies borrowed or share capital in addition to the principal or nominal amount thereof.

              (ii) Monies borrowed for the purpose of and actually applied within six months in repaying the whole or any part of other monies borrowed by the Group and for the time being outstanding shall not pending their application for such purpose be deemed to be monies borrowed.

              (iii) Monies borrowed from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under the contract which is guaranteed or insured by the Export Credit Guarantees Department or any other institution or body carrying on a similar business shall be deemed not to be monies borrowed.

         (d)  For the purposes of this Article:-

              (i)    The adjusted total of capital and reserves means:-

                     (A) nominal amount of the issued and paid up or credited as paid up share capital for the time being of the Company; and

                     (B) amount standing to the credit of the consolidated reserves of the Group including share premium account and capital redemption reserved fund (if any) and the amount standing to the credit of the consolidated profit and loss account;

                                                                     EXHIBIT 4.1


                          all as shown in a consolidation of the most recent audited balance sheets of the Company and its subsidiary undertakings available at the date the calculation fails to be made but after:-

                     (A) adjusting as may be necessary in respect of any variation in such paid up share capital and reserves since the dates of such balance sheets but so far as profit and loss account is concerned only to take account of (I) any distribution (otherwise than within the Group) paid, recommended or declared and not (A) already provided for as a liability in such balance sheets or (B) being a normal preference or interim dividend payable out of profits since earned and (II) any provision made other than out of profits since earned;

                     (B) excluding any sum set aside for taxation (other than deferred taxation);

                     (C) excluding a sum equal to the book value of goodwill other than goodwill arising upon such consolidation (the amount of which so far as previously written off to be written back); and

                     (D) deducting if not already deducted any debit balance on profit and loss account.

              (ii) Share capital allotted shall be treated as issued and any share capital already called up or payable at any future date within the following twelve months shall be treated as already paid up and if the Company proposes to issue any shares for cash and the issue of such shares has been underwritten then such shares shall be deemed to have been issued and the subscription monies (including any premium) payable in respect thereof within the following twelve months shall be deemed to have been paid up.

              (iii) In calculating the adjusted total of capital and reserves any adjustments may be made that the Auditors may certify in their opinion to be appropriate, including in particular adjustments to provide for the carrying into effect of any transaction for the purposes of or in connection with which it requires to be calculated.

              (iv) The certificate of the Auditors as to the amount of the adjusted total of capital and reserves at any time shall be conclusive and binding upon all concerned.

                                                                     EXHIBIT 4.1


     (e) No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions of this Article be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

119. If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the Members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys and the power so delegated shall subsist assignable during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

PROCEEDINGS OF THE DIRECTORS

120. The Board may meet for the dispatch of business, adjourn or otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the Chairman of the Meeting shall have an additional or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board Meeting.

121. Attendance at Board Meetings may be by means of conference telephone calls or other means of remote communication provided always that all participants can freely hear and speak to each other. Meetings at which some of the participants are present by such means shall be deemed to be held in the location of the majority or of the Chairman if there is no majority in any place.

122. Notice of a Board Meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board Meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but in the absence of any such request it shall not be necessary to give notice of a Board Meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either prospectively or retrospectively.

123. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Any Director who

                                                                     EXHIBIT 4.1

         ceases to be a Director at a Board Meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board Meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

124. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

125. The Board may elect a Chairman and one or more deputy chairmen of its meetings and determine the period for which they are respectively to hold such office. If no Chairman is elected, or if at any meeting neither the Chairman or any deputy Chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

126. A Meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

127. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit provided that less than one half of the members of the committee comprise co-opted members who are not Directors of the Company. A resolution of a committee shall not be effective unless a majority of the members of the committee present at the Meeting and voting are Directors of the Company. Save as aforesaid, any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

128. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

129. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (provided that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned.

                                                                     EXHIBIT 4.1


130. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

MINUTES

131.     The Board shall cause Minutes to be made:

         (a)  of all appointments of officers made by the Board;

         (b) of the names of the Directors present at each Meeting of the Board or committee of the Board; and

         (c) of all resolutions and proceedings at all Meetings of the Company, of the Board and of any committee of the Board.

         Any such Minute as aforesaid, if purporting to be signed by the Chairman of the Meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minute without further proof.

SECRETARY

132. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it determines, and any Secretary so appointed may be removed by the Board.

133. A provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being one by or to the same person acting both as director and as, or in place of the Secretary.

SEAL

134. The Board shall provide for the custody of every seal. A seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which the common seal is affixed shall be signed by one or more Directors and the Secretary or by two or more Directors, and any instrument to which an official seal is affixed need not, unless the Board for the time being otherwise determines or the law otherwise requires, be signed by any person.

                                                                     EXHIBIT 4.1


135. The Company may exercise all the powers conferred by the Acts with regarding to having official seals, and such powers shall be vested in the Board.

136. The Board may, as it thinks fit, dispense with the use of any seal from time to time and references in these Articles to the affixing of the Seal or any seal shall include execution without the affixation of the Seal or any seal in accordance with the Acts.

AUTHENTICATION OF DOCUMENTS

137. Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents and accounts are elsewhere than at the office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

138. The Company may by ordinary resolution declare dividends in accordance with the respective rights of the members but no dividend shall exceed the amount recommended by the Directors.

139. Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

         (a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share; and

         (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

140. The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the position of the Company and may also pay any fixed

                                                                     EXHIBIT 4.1


         dividend which is payable on any shares of the Company half-yearly or on any other dates whenever such position, in the opinion of the Board, justifies such payment.

141. The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

142. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

143. (a) The Company may pay any dividend, interest or other moneys payable in cash in respect of shares, by direct debit, bank transfer, cheque dividend warrant or money order. In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other moneys by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system).

     (b) Every such cheque, warrant or order may be remitted by post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque, warrant or order shall be made payable to or to the order of the person to whom it is sent, or to such other person as the holder or joint holders may in writing direct.

     (c) Every such payment made by direct debit or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct. In respect of shares in uncertified form, every such payment made by such other method as is referred to in paragraph (a) of this Article shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertified form, such payment may include the sending by the Company or by any person on its behalf of any instruction to the Operator of the relevant system to credit the cash memorandum account (being an account so designated by such Operator) of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

     (d) The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by direct debit, bank transfer or such other

                                                                     EXHIBIT 4.1


              method shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of such out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

     (e) Payment of such cheque, warrant or order: the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system concerned, shall be a good discharge to the Company.

144. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

145. The Company may cease to send any cheque or warrant through the post for any dividend or other monies payable on or in respect of any share if, in respect of at least two consecutive dividends payable on those shares, the cheques or warrants have been returned undelivered or remain uncashed, or the cheque or warrant in respect of any one dividend has been returned undelivered or remains uncashed and reasonable enquiries have failed to establish any new address of the holder, but may recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled thereto requests such recommencement in writing.

146. Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

147. Any general meeting declaring a dividend may by Ordinary Resolution upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in

                                                                     EXHIBIT 4.1


         order to secure equality of distribution and may vest such specific assets in trustees as may seem expedient to the Board.

148. The Board may, with the sanction of an ordinary resolution of the Company, offer Members the right to elect to receive shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends as may be specified by the resolution. The following provisions shall apply:

         (a) The said resolution may specify a particular dividend in respect of which such right to elect is to be available, or may specify that all or any dividends declared or to be declared or paid in respect of a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution shall be subject to such right.

         (b) The basis of allotment of shares shall be that the Relevant Value for each member shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such Member would have received by way of the dividend foregone. For the purpose of this clause "Relevant Value" shall be calculated by reference to the market value of the shares to be allotted to be deemed to be the mid-market average of ordinary shares of the Company or American Depository Shares representing such shares over the three business days proceeding the date of the notice convening the meeting at which approval is sought on NASDAQ or any other Stock Exchange where ordinary shares or American Depository Shares of the Company are for the time being traded as the directors may select.

         (c) The Board, after determining the basis of allotment, shall notify the Members in writing of any right of election offered to them, and shall send forms of election with or following such notification and specify the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election must be lodged in order to be effective.

         (d) The dividend (or that part of the dividend for which a right of election has been given) shall never become payable on shares for which the election has been duly effected ("Elected Shares") and additional shares shall instead be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as they see fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply the same in paying

                                                                     EXHIBIT 4.1

              up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis.

         (e) The additional shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation in the dividend in place of which they were allotted.

         (f) The Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any shares in accordance with the provisions of this Article and may authorise any person to enter, on behalf of all the Members concerned, into an agreement with the Company providing for such allotment and incidental matters and any agreement so made under such authority shall be binding on all such Members.

         (g) The Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of any offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision.

         (h) Every duly effected election shall be binding on every successor in title to the Elected Shares (or any of them) of the Member(s) who have effected the same.

RESERVES

149. Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also, without placing the same to reserve, carry forward any profits which it may think it prudent not to distribute.

CAPITALISATION

150. The Company may, upon recommendation of the Board, at any time and from time to time pass an Ordinary Resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the

                                                                     EXHIBIT 4.1


         Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

151. The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under Article 150 and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution shall be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATES

152. Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTING RECORDS

153. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Acts.

154. The accounting records shall be kept at the Office or, subject to the Acts, at such other place or places as the Board decides and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

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                                                                     EXHIBIT 4.1


155. A copy of every balance sheet and profit and loss account, including every document required by law to be annexed thereto, which is to be laid before the Company in General Meeting, together with a copy of the auditors' report shall be sent to each person entitled thereto in accordance with the requirements of the Acts and copies shall also be sent in appropriate numbers to The Stock Exchange in accordance with its regulations and practice.

AUDITORS

156. Auditors shall be appointed and their duties regulated in accordance with the Acts.

NOTICES

157. Any notice or other document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address as aforesaid. In the case of joint holders of a share, service or delivery of any notice or other document to the person who is first named on the Register shall for the purposes be deemed a sufficient service on or delivery to all the joint holders.

158. Any Member described in the Register by an address not within the United Kingdom who shall, from time to time, give to the Company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address and will otherwise be entitled to receive copies of notices at any other registered address by normal overseas mail.

159. Any such notice or other document, if sent by post to an address (whether within the United Kingdom or elsewhere), shall be deemed to have been served or delivered on the day after the day when it was put in the post and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left.

160. Any notice or other document delivered or sent by post to or left at the registered address of any member in pursuant of these Articles shall, notwithstanding that such Member is then dead or bankrupt, or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient

                                                                     EXHIBIT 4.1

         serve or delivery of such notice or document on all persons interested (whether jointly with, or as claiming through or under him) in the share.

161. A notice exhibited at the Office shall be deemed to have been duly given to any Member who has not given to the Company an address for service of such notices within the United Kingdom.

162. Except as otherwise expressly provided in these Articles, any notice required to be given by the Company to a Member shall be sufficiently given if given by advertisement. Any notice required to be, or which may be given, by advertisement shall be advertised once in a leading daily national newspaper.

163. Notice of every General Meeting must be sent by post as provided in these Articles except that if postal services in the United Kingdom are suspended or curtailed so that the Company is unable effectively to convene a General Meeting by notice sent through the post, then a General Meeting may be convened by notice advertised in at least two leading national daily newspapers with appropriate circulation. If it becomes possible to give notice by post at least 48 hours before the Meeting then the Company shall send a duplicate notice by post.

164. Any document to be served on a Member, other than a notice, may be served in the same manner as for a notice and, in a case where notice might be given by exhibition at the Office or by advertisement in a newspaper, such document shall be deemed to be duly served if it is available for him at the Office and a notice to that effect is exhibited at the Office or advertised in a newspaper as required by these Articles.

DESTRUCTION OF DOCUMENTS

165.     The Company may destroy:

         (a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

         (b) any dividend mandate or any variation or cancellation thereof, or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

         (c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

                                                                     EXHIBIT 4.1


         (d) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it:

         and it shall be conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

              (i) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

              (ii) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of Article 158(a) to
                     (d) above are not fulfilled; and

              (iii) references in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

166. If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Acts and subject to any provisions sanctioned by Ordinary Resolution of the Company under section 719 of the 1985 Act (without prejudice to section 187 of the Insolvency Act 1986), divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets upon such trustees for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability. Without prejudice to section 187 of the Insolvency Act 1986, the liquidator may make any provision referred to in and sanctioned in accordance with section 719 thereof.

                                                                     EXHIBIT 4.1


INDEMNITY AND INSURANCE

167. Subject to and so far as may be permitted by the Acts, every director or other officer and auditor of the Company may be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities (including, but without limitation, any such liability as is mentioned in section 310(3) of the 1985 Act) which he may sustain or incur in or about the execution of his office or otherwise in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour, or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part, or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted by the Court.

168. The Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are, or were at any time, Directors, officers or employees of the Company or any other company in which the Company has any interest whether direct or indirect or who are or were at any time trustees of any pension fund or employees' share scheme or any other scheme or arrangement principally for the benefit of employees in which employees of the Company or of any such other company are interested including (without limitation) insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise of their powers of otherwise in relation to their duties powers or offices in relation to the Company or any such other company or any such pension fund employees' share scheme or other scheme or arrangement.

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                                                                     EXHIBIT 4.1


                                    APPENDIX
                                     PART 1
                           TERMS OF PREFERENCE SHARES


1.       INCOME

         The 3 per cent cumulative convertible preference shares of (pound)1 each in the capital of the Company (the "Preference Shares") shall confer upon the holders thereof the right to receive a fixed cumulative preferential dividend at the rate of 3 per cent per annum (net of any withholding or deduction for or on account of any tax) on the amount for the time being paid up on such shares (but shall have no further right to participate in distributions), to be paid if and so far as in the reasonable opinion of the Directors the profits of the Company justify such payments, in equal amounts, the first of which shall be paid on 31 March 2000 calculated up to that date on a daily basis from the date of issue of any such Preference Shares and thereafter on 30th September and 31st March (or in any case, if not a day on which commercial banks are open for business in London, on the next day on which commercial banks are open for business in London) in each year in respect of the half-years ending on those respective dates. The Preference Shares shall rank for dividend in priority to any other shares issued from time to time by the Company.

2.       CAPITAL

         On a return of capital on a winding-up or otherwise, the assets available for distribution will, subject as provided in paragraph 3.8 below, be applied in repaying to the holders of the Preference Shares the amounts paid up on such Preference Shares including any premium paid or deemed paid thereon together with a sum equal to any arrears and accruals of the fixed cumulative preferential dividend calculated down to the date of the return of capital and payable whether or not such dividend has been declared or earned but the Preference Shares shall not entitle the holders thereof to any further or other right of participation in the assets of the Company.

3.       CONVERSION

3.1 Each holder of Preference Shares shall have the right to convert all or any of his holding of Preference Shares into fully paid ordinary share capital of the Company at the rate set out in paragraph 3.4 below (the "Preference Conversion Rate") (subject to adjustment as provided in paragraph 3.5 below) at any time on or after the second anniversary of the date of issue of such Preference Shares provided that if any of the events referred to in article 3.7, 3.8, 3.9 or 3.10 occur, the holder may exercise the right to convert at any time after the occurrence of such event.

                                                                     EXHIBIT 4.1


3.2 (a) The conversion rights shall be exercisable by notice in writing to the Company (a "Preference Conversion Notice") which shall be given by the holder of Preference Shares to the Company not less than 10 business days (being a day on which commercial banks are open for business in London) prior to the date he wishes to convert all or part of his holding of Preference Shares into ordinary shares.

     (b) To be effective, a Preference Conversion Notice must be given substantially in the form set out in Part 2 of this Appendix and:-

              (i) shall specify the conversion date on which the ordinary shares arising on conversion of the Preference Shares shall be allotted and issued by the Company to the relevant holder of Preference Shares or his nominee (the "Preference Conversion Date"); and

              (ii) shall be delivered to the office of the Company together with the share certificate(s) for the Preference Shares to be converted and such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising the right to convert.

              A Preference Conversion Notice once given shall not be capable of being withdrawn without the consent in writing of the Company such consent not to be unreasonably withheld.

     (c) All ordinary shares issued on conversion shall be allotted as fully paid shall rank pari passu and form one class with the fully paid ordinary shares in issue on the relevant Preference Conversion Date and shall carry the right to receive in full all dividends and all other distributions declared, paid or made on the ordinary shares by reference to a record date falling after the relevant Preference Conversion Date.

     (d) If any fraction of an ordinary share would arise on conversion it shall not be allotted and the number of ordinary shares to be allotted on conversion shall be rounded down to the nearest whole number.

     (e) The Company shall not later than the expiration of 28 days next following the relevant Preference Conversion Date despatch certificates, without charge, for the ordinary shares resulting from conversion with a new certificate for any balance of any unconverted Preference Shares comprised in the surrendered certificate and, if appropriate a cheque in respect of any fractional entitlement.

                                                                     EXHIBIT 4.1


3.3 The fixed preferential cumulative dividend on the Preference Shares which are converted shall cease to accrue with effect from the relevant Preference Conversion Date.

3.4 Subject to paragraph 3.5 below, the Preference Conversion Rate shall be ten ordinary shares of (pound)0.10 each for one Preference Share of (pound)1 converted.

3.5      Upon the occurrence of any of the following events ("Adjustment
         Event"):

         (a) the making of any distribution whether by way of bonus, capitalisation or similar issue or otherwise to the holders of ordinary shares or the grant to the holders of ordinary shares of rights to acquire assets for cash;

         (b) the grant of warrants, options or other rights to subscribe for ordinary shares;

         (c) the issue of securities which by their terms are convertible into or exchangeable for or carry rights of subscription for ordinary shares; or

         (d) the occurrence of any event which the holders of a majority of the Preference Shares and the Company believe is similar in effect to those set out in paragraphs 3.5 (a) to (c) (in the absence of such agreement the matter will be referred to the auditors of the Company in the manner set out in this paragraph 3.5 for their determination).

         the Preference Conversion Rate shall be adjusted in such manner as the holders of a majority of the Preference Shares and the Company shall agree to be appropriate. In the event of any disagreement between the Company and the holders of a majority of the Preference Shares under this paragraph 3.5, the matter shall be referred to the auditors of the Company or, if requested by the holders of a majority of Preference Shares, to such firm of internationally recognised independent auditors as may be nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales. Any such auditors shall act as experts and their decision will be final and binding on the parties and the Company shall pay all costs and expenses incurred by such auditors. If the effect of any adjustment of the Preference Conversion Rate under this paragraph 3.5 is that the aggregate nominal amount of the ordinary shares to be issued on conversion of any Preference Shares at any time on conversion of any Preference Shares is greater than the aggregate nominal amount of such Preference Shares, the Directors are hereby authorised and instructed from time to time to capitalise any undivided profits of the Company or any sum standing to the credit of the share premium account or capital redemption reserve and to apply the same in paying up in full unissued ordinary shares and to distribute the same amongst the holders of Preference Shares concerned in order to give effect to the adjustment of the

                                                                     EXHIBIT 4.1


         Preference Conversion Rate and to give the holders of the Preference Shares such number of ordinary shares as they are entitled to under the same.

3.6 All holders of Preference Shares will be notified by the Company of any Adjustment Event and the proposed adjustment to the Preference Conversion Rate arising therefrom (once determined in accordance with paragraph 3.5) as soon as practicable thereafter. Upon agreement between the Company and the holders of a majority of the Preference Shares as to the adjustment to the Preference Conversion Rate (or, failing such agreement, such adjustment as determined by such auditors as are appointed in accordance with paragraph 3.5) the Company shall notify all Preference Shareholders of the adjustment to the Preference Conversion Rate as soon as practicable thereafter.

3.7      If, while any of the Preference Shares remain capable of conversion,
         (A) an offer is made to all ordinary share holders of the Company (or all such shareholders other than the offeror and/or any body corporate controlled by the offeror and/or any person acting in concert with the offeror as defined in the City Code on Takeovers and Mergers) to acquire the whole or any part of the issued ordinary share capital of the Company, and (B) the Company becomes aware that the rights to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or any such body corporate and/or other person as aforesaid then the Company shall give written notice to all holders of Preference Shares of such vesting within 14 days of its becoming so aware together with the details concerning such offer and where such offer has been recommended by the Board of Directors of the Company or in the case of an offer which has been declared unconditional, the Company will use its reasonable endeavours to procure that (i) a like offer is extended to the holders of the Preference Shares in respect of all the ordinary shares which would be in issue following conversion of any or all of the Preference Shares and (ii) such offer remains open for acceptance by the Preference Share holders for not less than the period it is open for acceptance by the holders of ordinary shares to enable the holders of the Preference Shares to convert any or all of their Preference Shares and accept the offer if they so wish. The publication of any scheme of arrangement under the Acts in consequence of which any person and/or any body corporate controlled by that person and/or any person acting in concert with that person will hold the whole or any part of the ordinary share capital of the Company shall be deemed to be the making of an offer for the purposes of this sub-paragraph.

3.8 If, while any of the Preference Shares remain capable of conversion, an effective resolution is passed or an effective order is made for the winding up of the Company, the Company shall forthwith give notice thereof in writing to all the holders of Preference Shares and each such holder shall in respect of all or any of his holding which he may specify be entitled to elect within 21 days of the date of the resolution or order (the "operative date") by notice in writing to the Company to be treated as if his

                                                                     EXHIBIT 4.1


         conversion rights had been exercised on the date immediately before the operative date, at the Preference Conversion Rate then applicable, and, in that event, he shall be entitled to be paid in satisfaction of the amount due in respect of his Preference Shares a sum equal to the amount to which he would have become entitled in such winding up if he had been the holder of such number of ordinary shares to which he would have become entitled by virtue of such conversion, together with any arrears or accrual of the fixed preferential dividend on such Preference Shares to be calculated down to the operative date and to be payable whether or not such dividend has been declared or earned.

3.9 If, while any of the Preference Shares are outstanding, the Company makes an offer to all (or nearly as may be practicable) ordinary shareholders of another company to acquire the whole or part of the issued ordinary share capital of such company or the Company acts in concert, as defined in paragraph 3.7, the Company shall give written notice to all holders of the Preference Shares of such offer at the same time and in the same manner as it does to the holders of ordinary shares in the Company and, in any vote of the ordinary shareholders in relation to such offer, the holders of the Preference Shares will be treated as if they had exercised their conversion rights prior to the announcing of the offer.

3.10 The Company shall be entitled to request that any or all of the holders of Preference Shares convert all or part of their Preference Shares at any time in accordance with the provisions of paragraph 3.1. The holders of Preference Shares shall be under no obligation to accede to such request.

4.       VOTING

4.1 Preference Shares shall entitle the holders to receive notice of and to attend and speak at any general meeting of the Company, but not be entitled to vote at any such general meeting unless the business of the meeting includes the consideration of a resolution for winding up or for a reduction in the capital of the Company or any resolution directly and adversely affecting any of the rights attached to the Preference Shares (including but not limited to any of those events referred to in paragraphs 3.5, 3.7, 3.8 or 3.9) in which case they will only be entitled to vote at the meeting on such resolution.

4.2 When entitled to vote as aforesaid, every holder of Preference Shares shall upon a poll have such number of votes as he would have had his Preference Shares been converted into ordinary shares at the rate of conversion then applicable.

                                                                     EXHIBIT 4.1


5.       PRIORITY AND ISSUE OF FURTHER PREFERRED SHARES

5.1 Subject as provided in paragraph 5.2 below, the Preference Shares shall rank as regards order of a participation in the profits and assets of the Company on a winding up or otherwise in priority to any other shares for the time being in issue.

5.2 Notwithstanding any other provision hereof, the Company shall be entitled at any time and from time to time to create and to issue further shares ranking as regards order of participation in the profits or assets of the Company on a winding up or otherwise subsequent to but not pari passu or in priority to the Preference Shares and, subject as aforesaid, carrying such rights as to dividend, voting, return of capital, redemption, conversion and otherwise as the Company may determine.

6.       RESTRICTIONS ON THE COMPANY

6.1 While any of the Preference Shares remain capable of conversion without the written consent of the holders of at least 75 per cent of the nominal amount of Preference Shares then in issue:-

         (a) the Company shall not reduce its share capital or purchase any of its ordinary share capital;

         (b) the Company shall at all times keep available sufficient authorised and unissued ordinary shares and ensure that all necessary authorities under the Acts are maintained in respect of such shares in order to implement conversion in full of all shares and other securities for the time being capable of being converted then or thereafter into ordinary shares; and

         (c) the Company shall send to the holders of Preference Shares a copy of every document sent to the holders of ordinary shares at the same time as it is sent to such holders.

                                                                     EXHIBIT 4.1


                                    APPENDIX
                                     PART 2

                          PREFERENCE CONVERSION NOTICE




To:      Ethical Holdings plc (the "COMPANY")



We hereby give notice of our desire to exercise our rights conferred on us as holders of Preference Shares to convert Preference Shares to ordinary shares of the Company (the "Conversion Rights") on [ ] (the "PREFERENCE CONVERSION DATE") in respect of [ ] Preference Shares of (pound)1 each in accordance with the rights attached to the Preference ShARES.



PART A(6)

We desire that(7) [ ] ordinary shares of 10p each in the capital of the Company to be allotted on such exercise of our Conversion Rights be allotted to and registered in our name(s) and hereby authorise the entry of our name(s) in the register of Members in respect thereof and the delivery of a Certificate therefor to

________________________ at _____________________________________________ on the

Preference Conversion Date

We agree to accept all the fully paid ordinary share capital of the Company to be allotted to us pursuant hereto subject to the Memorandum and Articles of Association of the Company.


----------

(6)Delete or complete as appropriate.

(7)Delete or complete as appropriate. If this space is left blank the Preference Conversion Notice will be deemed to relate to the whole of your holding of Preference Shares.

                                                                     EXHIBIT 4.1

PART B(8)

I/We hereby authorise and direct you to allot [ ](9) ordinary shares of 10p each in the capital of the Company to be allotted pursuant hereto to the person(s) who has/have signed below indicating its/their agreement to accept such fully paid ordinary share capital subject to the Memorandum and Articles of Association of the Company.

Signature(s) for Lender
                          ------------------------------------------------------




Dated this                   day of

-----------------------------------



If it is desired to nominate some other person(s) as the allottee(s) of all or any of the ordinary share capital of the Company, such person(s) should sign below as evidence of their agreement to accept the ordinary shares to be allotted pursuant to exercise of the rights conferred on the above holder of Preference Shares.

Name of Nominated Person(s)
                                       -----------------------------------------
Address of Nominated Person(s)

                                       -----------------------------------------

                                       -----------------------------------------


Signature of Nominated Person(s)
                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------




--------
(8)Delete or complete as appropriate.

(9)Delete or complete as appropriate. If this space is left blank the Preference Conversion Notice will be deemed to relate to the whole of your holding of Preference Shares.

                                                                     EXHIBIT 4.1


In the case of a corporation this Preference Conversion Notice must be either given under its Common Seal or signed on its behalf by an attorney or duly authorised official of the corporation.